UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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CATHOLIC RESPONSIBLE INVESTMENTS FUNDS

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We're excited to share a proposed enhancement to the CRI Small-Cap Fund.

CBIS is seeking shareholder approval to transition the Fund from a passively managed small-cap strategy to an actively managed small- and mid-cap (SMID) strategy, introducing a multi-manager structure designed to pursue diversified sources of alpha across a broader opportunity set.

We believe small-cap and SMID markets reward skilled active management, and this proposal reflects our commitment to positioning Catholic investors for stronger long-term outcomes.

Learn more in our FAQ: [link]

#CatholicResponsibleInvestments #CRI #ActiveManagement #FaithAndFinance